SCHEDULE 14A
			     (Rule 14a-101)
		  INFORMATION REQUIRED IN PROXY STATEMENT
			  SCHEDULE 14A INFORMATION
		  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant (x)
Filed by party other than the registrant ( )
Check appropriate box:
      ( )             Preliminary proxy statement
      (x)             Definitive proxy statement
      ( )             Definitive additional materials
      ( )             Soliciting material pursuant to Rule 14-11(c)
		      or Rule 14a-12

CBC BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

CBC BANCORP, INC.
Name of Person(s) Filing Proxy Statement

Payment of filing fee (Check the appropriate box):
      (X)             $125 per Exchange Act Rule 0-11(c)(1)(ii),
		      14a-6(i)(1), or 14a-6(i)(2).

      ( )             Fee computed on table below per Exchange Act
		      Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)             Aggregate number of securities to which
		      transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;*

      (4)             Proposed maximum aggregate value of
		      transaction:
      ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

      (1)             Amount previously paid:

      (2)             Form, schedule or registration statement no.:

      (3)             Filing party:

      (4)             Date filed:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

	    DEFINITIVE PROXY STATEMENT
		 DATED MARCH 28, 1996

CBC BANCORP, INC.

128 Amity Road, Woodbridge, CT 06525 (203) 389-2800




	March 28, 1996

To Our Shareholders:

	You are cordially invited to attend the 1996 Annual Meeting of Shareholders ("Annual Meeting") of CBC Bancorp, Inc. (the "Company") to be held on Tuesday, April 23, 1996. Enclosed are the official notice of this meeting, a proxy statement, a form of proxy and the Annual Report to Shareholders. Please note that the Annual Meeting will be held at 3:30 p.m. at the offices of the Company's subsidiary, Connecticut Bank of Commerce, 128 Amity Road, Woodbridge, Connecticut.

	At the Annual Meeting, you will be asked to vote to elect directors to serve until the next Annual Meeting and to ratify the selection of the Company's independent auditors.

	We hope that you will attend. In any event, please complete, date, sign and promptly return the enclosed proxy. It is important that your shares be represented at the Annual Meeting.

	Sincerely yours,


	Randolph W. Lenz
	Chairman of the Board


YOUR VOTE IS IMPORTANT.

	We encourage you to complete, date and promptly return your proxy in the enclosed envelope, regardless of whether you plan to attend the Annual Meeting.

CBC BANCORP, INC.

128 Amity Road
Woodbridge, Connecticut 06525
(203) 389-2800

NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 23, 1996

To the Shareholders of CBC Bancorp, Inc.:

Notice is hereby given that the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of CBC Bancorp, Inc. (the "Company") will be held at the offices of the Company's subsidiary, Connecticut Bank of Commerce, 128 Amity Road, Woodbridge, Connecticut, at 3:30 p.m., on Tuesday,
April 23, 1996, for the following purposes:

	1. To elect directors to serve until the 1997 Annual Meeting of Shareholders or until their successors have been elected and qualified (Proposal 1);

	2. To consider and vote upon a proposal to ratify the selection of BDO Seidman as independent auditors for the fiscal year ending December 31, 1996 (Proposal 2); and

	3. To transact such other business as may properly come before the Annual Meeting.

Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on March 15, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event that there are insufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies by the Company.


	By Order of the Board of Directors
	Woodbridge, Connecticut

	Randolph W. Lenz
	Chairman of the Board
	March 28, 1996

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE BY BALLOT.

CBC BANCORP, INC.

128 Amity Road
Woodbridge, Connecticut  06525
(203) 389-2800

PROXY STATEMENT

1996 ANNUAL MEETING OF SHAREHOLDERS - APRIL 23, 1996

INTRODUCTION

OVERVIEW

This Proxy Statement is being furnished to the holders of common stock, par value $0.01 per share ("Common Stock"), of CBC Bancorp, Inc., a Connecticut corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1996 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the offices of the Company's subsidiary, Connecticut Bank of Commerce, 128 Amity Road, Woodbridge, Connecticut, at 3:30 p.m. on Tuesday, April 23, 1996. This Proxy Statement and the enclosed proxy card are first being given or sent to shareholders on or about April 10, 1996.

The Company is a bank holding company incorporated under the laws of the State of Connecticut. The Company conducts its operations principally through its subsidiary, Connecticut Bank of Commerce (the "Bank"). The Bank is a Connecticut-chartered FDIC insured commercial bank.

PURPOSE OF ANNUAL MEETING

At the Annual Meeting, shareholders will be asked to: (i) elect directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified and (ii) ratify the selection of BDO Seidman as independent auditors for the Company for the year ending December 31, 1996. In addition, the shareholders may act upon such other matters as may properly come before the Annual Meeting.


VOTING RIGHTS AND PROXY INFORMATION

RECORD DATE; VOTING RIGHTS

The Board of Directors of the Company has fixed the close of business on March 15, 1996, as the record date (the "Record Date") for determining holders of outstanding shares of Common Stock entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of shares of Common Stock of record on the books of the Company at the close of business on March 15, 1996, will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, there were 1,961,761 shares of Common Stock issued and outstanding.
Votes may be cast in person or by proxy, and each share of Common Stock entitles its holder to one vote. Pursuant to the Company's Bylaws, the holders of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for transacting business at the Annual Meeting.

USE OF PROXIES, REVOCATION AND SOLICITATION

Proxies in the accompanying form which are properly executed and returned to the Company will be voted at the Annual Meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of the proxy holders, on such other matters as may properly come before the Annual Meeting. Where no instructions are given, the shares represented by executed proxies received by the Company will be voted as follows:
(i) FOR Proposal 1 to elect the proposed nominees as directors and
(ii) FOR Proposal 2 to ratify the selection of BDO Seidman as independent auditors of the Company for the year ending December 31, 1996. The Board of Directors does not know of any matters to be acted upon at the Annual Meeting other than the items specifically described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares of Common
Stock represented by the proxies on such matters at their discretion.
None of the proposals scheduled to be voted upon at the Annual Meeting will create appraisal or similar rights under Connecticut law.

A shareholder who executes and returns the enclosed proxy card has the power to revoke such proxy at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it, by filing a duly executed proxy bearing a later date or by attending the Annual Meeting and voting by ballot in person. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

The Company will bear the costs of soliciting proxies from its shareholders. In addition to this solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company and the Bank by personal interview, telephone or telegram for no compensation other than their regular salaries. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.


CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board of Directors of the Company. The Board of Directors of the Company has responsibility for the management of the business and affairs of the Company. The Board of Directors of the Company met 12 times during 1995 and consisted of five members: Messrs. Lenz (Chairman), Pignatelli, Dunlap, Cuevas and Levine. All of the current members with the exception of Mr. Pignatelli have been nominated for reelection at the Annual Meeting. Mr. Pignatelli resigned for personal reasons from his position as President, Chief Executive Officer and Director at the Company and the Bank effective February 29, 1996. Mr. Pollack has accepted the position as President, Chief Executive Officer and Director of the Company and Bank and will assume the position in April 1996 upon receipt of the required regulatory approvals. Mr. Pollack is a seasoned business executive with over six years of executive officer-level banking experience. He has also held positions as President of the Medical Electronics Division of Sony Corporation, as well as Manager at a "Big 6" accounting firm. Biographies of all nominees, including Mr. Pollack, are provided under "Proposal 1 - Election of Directors."

Committees of the Company. The Compensation Committee of the Company consisted of Mr. Pignatelli and three non-officer directors: Messrs.
Lenz (Chairman), Cuevas and Dunlap. The Compensation Committee met once during the year. The Compensation Committee determines compensation for the Company's executives and administers the Company's benefit programs, including review of recommendations made by the Bank's Board of Directors regarding stock option grants to executive officers and employees of the Bank. During 1995, no officer of the Company received any compensation for his or her performance of duties as an officer of the Company.

The Board of Directors of the Bank. The Board of Directors of the Bank met twelve times during 1995. The Board of Directors has primary responsibility for the general management of the business of the Bank. The Bank Board of Directors consisted of five members: Messrs. Lenz (Chairman), Cuevas, Dunlap, Pignatelli and Nives.

Committees of the Bank. The Bank currently has five committees: the Compensation Committee, the Audit Committee, the Loan Committee, the Compliance Committee and the Investment Committee.

The Compensation Committee consisted of the following four members, with Mr. Pignatelli being the only officer or employee of the Bank: Messrs. Dunlap (Chairman), Cuevas, Lenz and Pignatelli. The Bank Compensation Committee met once during 1995. The Compensation Committee reviews the compensation and benefits of Bank officers and employees and makes recommendations to the full Board regarding the granting of stock options and bonuses to all Bank officers and employees. Mr. Pignatelli did not participate or vote in connection with the Committee's recommendation on his compensation or benefits.

The Audit Committee is composed of three members: Messrs. Nives (Chairman), Cuevas and Dunlap. The Audit Committee met three times during the 1995 fiscal year. The Audit Committee reviews the annual report of the independent auditors, the audit program, audit plan and audit reports of the Bank's internal auditor, and reviews the adequacy of the accounting, financial and operating controls.

The Loan Committee had five members and met twelve times during 1995. The members of the Bank's Loan Committee were Messrs. Lenz (Chairman), Cuevas, Dunlap, Nives and Pignatelli. The Loan Committee reviews new loan requests and loan delinquencies and is responsible for all matters pertaining to non-performing loans, insider loans, non-accruing loans and charge-offs.

The Compliance Committee consisted of three members: Messrs. Cuevas (Chairman), Dunlap and Pignatelli. The Compliance Committee of the
Bank met three times in 1995. The Compliance Committee reviews the Bank's adherence to federal and state laws and regulations, including, but not limited to, the Community Reinvestment Act ("CRA"). The Compliance Committee also reviews the Bank's internal compliance program and status reports on such compliance. The Bank's CRA Committee, which is also chaired by Mr. Cuevas, is a subcommittee of the Bank's Compliance Committee and met three times in 1995.

The Investment Committee of the Bank consisted of five members: Messrs. Lenz (Chairman), Cuevas, Dunlap, Nives and Pignatelli. The Investment Committee meet once during 1995. The Investment Committee reviews the Bank's investment portfolio and investment strategies, and analyzes and proposes changes to the Bank's investment policy.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

The average attendance at Board of Director meetings of the Company and the Bank during 1995 was approximately 85 percent. During 1995, each incumbent director of the Company and the Bank attended at least 75 percent of the aggregate of (i) the total number of Board meetings of the Company and the Bank and (ii) the total numbers of meetings held by all Committees of the Company and the Bank on which he or she served.

BOARD COMPENSATION

Members of the Board of Directors of the Company and the Bank, other than those directors who are executive officers of the Company or the Bank or directors with business affiliations with the Company's principal shareholder, receive $50 for attendance at each regular or special
Board of Directors' meeting and $50 for attendance at each Loan
Committee meeting.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and ten percent shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of Company securities. The Company is obligated to disclose any failure to file such reports on a timely basis. To the Company's knowledge, based solely on review of the copies of reports furnished to the Company and written representations that no other reports were required, all filings required pursuant to
Section 16(a) of the Exchange Act applicable to the Company's executive officers, directors and ten percent beneficial owners were complied with during 1995.



THE PRINCIPAL SHAREHOLDERS
OF THE COMPANY AND STOCK OWNED BY MANAGEMENT

The Company has only one class of Common Stock. The following table shows, as of March 15, 1996, those persons known to the Company to be the beneficial owner of more than five percent of the Common Stock.
Due to the absence of a market price caused by the delisting of the Company's Common Stock on June 22, 1995 from the NASDAQ Small Cap Market, in preparing the following table, the Company has not assumed exercise of stock options and conversion of securities of the Company or of the Bank which are convertible into the Company's Common Stock based on the current market value of such stock. The table does not reflect Mr. Lenz's exercise of the warrant granted to him in connection with the 1994 recapitalization transaction or conversion of shares of Series III Preferred Stock which is convertible into shares of common, preferred or other capital instrument of the Company or the Bank.

	Name and Address        Amount and Nature of    Percent
	of Beneficial Owner     Beneficial Ownership    of Class

	Randolph W. Lenz        1,850,007               90%
	128 Amity Road
	Woodbridge, CT  06525

As of the close of business on March 15, 1996, directors and executive officers of the Company and the Bank as a group (nine persons) owned beneficially, directly or indirectly, 1,890,417 shares of Company Common Stock, representing 98.8% of the total outstanding shares of such series. Of the total, 40,250 shares of Company Common Stock are represented by shares that could be acquired through the exercise of stock options.


PROPOSAL 1

ELECTION OF DIRECTORS

Directors of the Company are elected for one-year terms and thereafter until their successors are duly elected and qualified. The five nominees nominated by the Company's Board of Directors for election to the Company Board at the Annual Meeting are identified in the table below. Unless a shareholder either indicates "authority withheld" on such shareholder's proxy or indicates on such shareholder's proxy that such shareholder's shares should not be voted for certain nominees, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as director all of the persons named in the table below as nominees. All persons named herein as nominees for the Board of Directors have consented to serve, and it is not contemplated that any nominee will be unable to serve as a director. However, if a nominee is unable to serve as a director, a substitute will be selected by the Company's Board of Directors and all proxies eligible to be voted for the nominees will be voted for such other person.

The table below sets forth the names and ages (as of March 15, 1996) of the nominees for the Company's Board of Directors, the other positions and offices presently held by each such person with the Company and the Bank, the period during which each such person has served on the Company Board, the expiration of their respective terms, the principal occupation or employment and certain directorships of each such person during the past five years, and the number of shares of Company Common Stock, Series I, II and III Preferred Stock and Company Capital Notes that they beneficially owned as of March 15, 1996. All such shares are directly owned by the individuals listed unless otherwise stated in the footnotes following the table.


ELECTION AS DIRECTORS

											Shares Beneficially
											Owned as of
											March 15, 1996
					Expiration
			Director        of Term If                                      Number of       Percent
Name and Age            Since           Elected         Business Experience             Shares          of Class
Randolph W. Lenz, 49    1992            1997            Chairman of the Board of the    1,813,507 <F3>  95.2%
							Company and the Bank (August
							1992 - Present); Chairman of
							the Board of Terex Corporation
							(retired), a New York Stock
							Exchange manufacturing company.

Marcial Cuevas, 52      1994            1997            Executive Director, Community   80              -
							Action Agency of New Haven,
							Inc., federally-funded anti-
							poverty agency; Director of
							the Bank (1990 - Present).

Jack Wm. Dunlap, 71     1994            1997            Chairman, President and Chief   40              -
							Executive Officer of Dunlap &
							Associates, Inc. (retired),
							human factors research,
							system analysis and
							management consulting company.

Steven Levine, MD, 38   -               1997            Physician; Principal in Eye,    -               -
							Nose, Throat & Facial Plastic
							Surgery Associates, P.C.

Dennis Pollack, 45      -               1997            President, Chief Executive      -               -
							Officer and Director of the
							Company (April 1996);
							President and Chief Executive
							Officer of the Bank (April
							1996); Regional Vice
							President, Axiom Management
							Consulting, Inc. (1995);
							Regional President and Market
							Manager, First Fidelity Bank,
							N.A. (1994); President, Chief
							Executive Officer and Director,
							Savings Bank of Rockland
							County, NY (1988-1994).

<F1>    In each instance in which dates are not provided in connection
	with a director's experience, such director has held the positions indicated for at least the past five years.
<F2>    There were 1,961,761 shares of Common Stock, 23,000 shares of Series
	I Preferred Stock, 50,000 shares of Series II Preferred Stock, 524 shares of Series III Preferred Stock and $1,090,000 in principal amount of mandatory convertible Capital Notes outstanding as of March 15, 1996.
<F3>    Mr. Lenz owns 18,450 shares of Series I Preferred Stock,
	representing 80.2% of the outstanding shares of such series, 50,000 shares of Series II Preferred Stock, representing 100% of such series, and 416 shares of Series III Preferred Stock, representing 79% of such series. Mr. Lenz also owns $50,000
	of principal amount of Company Capital Notes, representing 4.6% of the outstanding Company Capital Notes. The 1,813,507 shares of Common Stock shown as being beneficially owned by Mr. Lenz do not include the 36,900 shares of Common Stock issuable upon conversion of the Series I Preferred Stock, the shares of Common Stock which could be issuable upon conversion of the $50,000 principal amount of Company Capital Notes, the shares of Common Stock which could be issuable to Mr. Lenz upon conversion of his 416 shares of Series III Preferred Stock into Common stock or shares of Common Stock issuable upon exercise of the Warrant.

EXECUTIVE OFFICERS
OF THE COMPANY AND THE BANK

The following table sets forth as of March 15, 1996, the names of executive officers of the Company or the Bank with major policy-making functions (other than those persons named hereinabove who are currently or are nominated to be directors of the Company), their ages, all positions held with the Company or the Bank and their principal occupations for the last five years.
			Position with the       Principal Occupation
Name and Age            Bank or the Company     For Past Five Years
Donald Broadbent, 44    Senior Vice President   Senior Vice President
			and Chief Operating     and Chief Operating
			Officer of the Bank     Officer of the Bank
						(Sept. 1993 - Present);
						Vice President, First
						Federal (First
						Constitution Bank)
						(1991 - 1993); Senior
						Vice President,
						Westport Bank and
						Trust Co. (1971 - 1991)

David Munzer, 44        Senior Vice President   Senior Vice President
			and Chief Financial     and Chief Financial
			Officer of the Bank     Officer of the Bank
						(December 1993 -
						Present); New Canaan
						Bank and Trust (1989
						- 1993)

Thomas Marron, 59       Senior Vice President   Senior Vice President
			- Loan Workout of the   of the Bank (August
			Bank                    1993 - Present); Vice
						President, Great Country
						Bank (1992 - 1993);
						Senior Executive Vice
						President, Whitney Bank
						and Trust (1990 - 1991)

Susan Kornberg, 38      Senior Vice President   Senior Vice President
			- Commercial Loan       of the Bank (Jan. 1994
			Officer of the Bank     - Present); Vice
						President, Bank of
						Boston (1991 - 1993);
						Vice President, Bank of
						Leumi Trust Company (1989
						- 1991)

Barbara Van Bergen, 35  Chief Accounting        Chief Accounting Officer
			Officer of the Company  of the Company and Vice
			and Vice President -    President - Finance of the
			Finance of the Bank     Bank (Oct. 1994 - Present);
						Audit Manager, BDO Seidman
						(1994); Vice President,
						Reliance Bank (1992 - 1993);
						Audit Manager, Landry &
						Toole, CPA (1989 - 1992)

There are no family relationships between the executive officers of the Company or the Bank. The terms of office of the executive officers of the Company and the Bank extend until the respective annual organizational meeting of the Board of Directors.


EXECUTIVE COMPENSATION
SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The Summary Compensation Table below sets forth for the past three fiscal years of the Company's or the Bank's Chief Executive Officer and its executive officers with 1995 earned qualifying compensation in excess of $100,000 (the "Named Officers"):

SUMMARY COMPENSATION TABLE
									Long-Term
					Annual Compensation <F1>        Compensation
									Options         All Other
Name and Principal Position     Year    Salary          Bonus           Granted         Compensation <F2>
Randolph W. Lenz                1995    $0              $0              0               $0
Chairman of the Board of the    1994    $0              $0              0               $0
Company and the Bank <F3>       1993    $0              $0              0               $0

Charles Pignatelli              1995    $153,905        $65,000 <F7>                    $0
President and Chief             1994    $138,462        $0              100,615         $0
Executive Officer of the        1993    $12,500         $0                              $0
Company and the Bank <F4>

Stephen M. Hotchkiss <F5>       1993    $9,218          $0              0               $0

David A. Lentini                1993    $53,660         $0                              $3,468
Chief Operating Officer of
the Company; President and
Chief Executive Officer of
the Bank <F6>

<F1>    During the periods covered, no Named Officer received perquisites
	(i.e., personal benefits) in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus.
<F2>    A specific description and breakdown of the amounts shown in this
	column are described in the accompanying narrative.
<F3>    Mr. Lenz became Chairman of the Board of the Company and the Bank
	in August of 1992. He also served as interim President of the Company from August 1992 until August 1993.
<F4>    Mr. Pignatelli served as President and Chief Executive Officer of
	the Bank from November 1993 to February 1996 and as President and Chief Executive Officer of the Company from April 1994 to February 1996.
<F5>    Mr. Hotchkiss served as Chief Executive Officer of the Company and
	the Bank from August 1993 until October 1993.
<F6>    Mr. Lentini served as Chief Operating Officer of the Company and
	President and Chief Executive Officer of the Bank from September 1992 until June 1993.
<F7>    Under the terms of Mr. Pignatelli's employment agreement with the
	Bank, Mr. Pignatelli received in 1996 additional incentive compensation of $80,000 based, in part, on the Bank's achievement of specified operating results during 1995.

The amounts set forth in the "All Other Compensation" column of the Summary Compensation Table for the Named Officers are described in detail below. Of the $3,468 paid to Mr. Lentini in 1993, $2,665 represents the Bank's matching contributions to the Bank 401(k)
Savings Plan to match pre-tax elective deferral contributions (included under "Salary") made by Mr. Lentini to that plan and $803 represents insurance premiums paid by the Bank. A description of the Bank 401(k) Savings Plan is set forth in the Proxy Statement under the caption "Description of Other Employee Benefit Plans."

OPTION GRANTS IN 1996

No options were granted in 1996.

Under the terms of an Option Agreement, by and between the Company and Charles Pignatelli, the Company granted Mr. Pignatelli options to acquire shares of the Company Common Stock, which options vest over a five year period. Mr. Pignatelli is the only Named Officer granted stock options in 1995.

The table below summarizes information pertaining to stock
options granted to the Named Executive Officers listed in the Summary
Compensation Table.
			Individual Grants                                               Potential Realizable Value
											at Assumed Annual Rates
			Number of                                                       of Stock Appreciation for
			Securities      Percent of                                      Option Period ($)
			Underlying      Total Options   Exercise
			Options         Granted to      Price (2)       Expiration
Name                    Granted (#)     Employees (1)   ($/share)       Date            5%              10%
Randolph W. Lenz        --              --              --              --              --              --

Charles Pignatelli<F3>  20,125          20              0.10            11/22/04        1,266           3,207
			20,125          20              0.10            11/22/05        1,429           3,729

Steven Hotchkiss        --              --              --              --              --              --

David A. Lentini        --              --              --              --              --              --

<F1>    Mr. Pignatelli received, in the aggregate, 100% of the total
	options granted to employees in 1995.
<F2>    The option price agreement was amended in 1996 to reduce the
	exercise price from $1.25 per share to $0.10 per share to reflect the market price of the stock.
<F3>    Due to Mr. Pignatelli's cessation of employment, the remaining
	60,375 of Common Stock options granted in 1994 have been revoked.

AGGREGATED OPTION EXERCISES
IN 1995 AND YEAR-END OPTION VALUES

The table below summarizes options exercised during 1995 and year-end option values of the Named Officers listed in the Summary compensation Table.


								Number of Securities            Value of Unexercised
								Underlying Unexercised          In-the-Money Options
								Options at Year-end (#)         at Year End ($)
			Shares Acquired         Value
Name                    on Exercise (#)         Realized ($)    Exercisable/Unexercisable       Exercisable/Unexercisable

Randolph W. Lenz        --                      --              --                              --
Charles Pignatelli      --                      --              40,250/--                       --
Steven Hotchkiss        --                      --              --                              --
David A. Lentini        --                      --              --                              --
Joseph V. Ciaburri      --                      --              --                              --


PERFORMANCE PRESENTATION

PERFORMANCE GRAPH

The following graph and table depict the performance of the Company's Common Stock compared with the NASDAQ Stock Market (U.S.) and NASDAQ
Bank Stocks over the preceding five-year period. The graph was prepared by the Company based upon data provided to the Company by The NASDAQ Stock Market which information is believed by the Company to be reliable. The graph and data assume reinvestment of all dividends.

The stock price performance shown on the graph is not necessarily an indication of future price performance.

      (DESCRIPTION OF GRAPHICAL MATERIAL)

Located herein in the Company's paper format copy of this document is a line graph titled:

COMPARATIVE FIVE-YEAR TOTAL RETURNS*
CBC Bancorp, Inc., NASDAQ Stock Market, NASDAQ Bank Stocks
(Performance results through 12/31/95)

      The vertical axis of the line graph is scaled from $0.00 at the origin extending upwards to $450.00, marked in increments of $50.00. The horizontal axis begins with the year 1990 at the origin extending to the right through the year 1995, marked in one year increments. The value of an assumed initial investment of $100 in the Company's Common Stock, in the NASDAQ Stock Market, and in the Peer Group (i.e., NASDAQ Banking Index) is plotted for each year of the horizontal axis using the data listed below:


			1990    1991    1992    1993    1994    1995

CBC Bancorp, Inc.       100.00  35.82   47.76   17.91   7.16    5.97

NASDAQ Stock Market     100.00  160.48  186.74  213.07  208.34  301.45

NASDAQ Banking Index    100.00  164.09  238.79  272.19  271.32  404.35

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth fiscal year in Common Stock, NASDAQ Stock Market and the NASDAQ Bank Stocks.

*       Cumulative total return assumes reinvestment of dividends.

Source:  The NASDAQ Stock Market


STOCK OPTIONS

Options to acquire Company Common Stock are outstanding under three incentive stock option plans: the Bank Stock Option Plan ("Bank Stock Plan"), the Company Incentive Stock Option Plan ("Old Company Stock Plan") and the Company Long-Term Incentive Plan ("Incentive Plan").
In addition, during 1994, pursuant to the terms of a stock option agreement by and between the Company and Mr. Charles Pignatelli, the President and chief Executive Officer of the Company and the Bank, the Company granted Mr. Pignatelli options to acquire Company Common Stock (the "Stock Option Agreement"). The Bank Stock Plan, the Old Company Stock Plan, the Incentive Plan and the Stock Option Agreement are each discussed separately below.

Bank Stock Plan. No stock options have been awarded under the Bank Stock Option Plan since November 13, 1986, the date of the formation of the Company as a holding company for the Bank. Options were granted under the Bank's Option Plan to certain employees to purchase Bank Common Stock at prices equal to the then market value of the shares, except that options granted to 10 percent or greater shareholders were granted at 110 percent of such market value. At the time of issuance of the options to Mr. Nives, he held more than 10 percent of the Bank's Common Stock. In connection with the organization of the Company as the Bank's holding company, outstanding options theretofore issued by the Bank pursuant to its Bank Option Plan became exercisable for equivalent numbers of shares of Company Common Stock. Options granted by the Bank are exercisable immediately and expire ten years after the date of the grant (except for the options granted to Mr. Nives, which would have expired five years after the date of the grant if he had not exercised such options), or three months after employment is terminated, whichever occurs first. With respect to employees who hold unexpired Bank options, any options issued after 1986 by the Company may not be exercised until the pre-1987 options from the Bank are exercised or expire according to their original term.

Company's Old Stock Plan. Under the Company's Old Stock Plan options may be granted to purchase the Company's Common Stock. One hundred ten thousand shares of such Common Stock are allocated to the Company's Old Stock Plan. Employees of the Company and employees of any present or future subsidiary of the Company are eligible to be granted options.
As of December 31, 1995, the Bank had 39 full and part-time employees. The selection of employees to be granted options and the quantity of options granted is in the discretion of the Company's Compensation Committee. The option price must be 100 percent of fair market value of the Company's Common Stock at the time of grant of an option, except that for a holder of more than ten percent of the Company's Common Stock the option price must be 110 percent of the fair market value of the Company's Common Stock at the time of the grant of an option. Payment in cash is required for exercise of an option. As determined by the Compensation Committee, options may be exercisable for up to ten years from the date of the grant, or up to five years for holders of more than ten percent of the Common Stock of the Company who receive the options. The Compensation Committee may include other conditions on exercise of an option, such as a minimum period of service with the Company before the option may be exercised or a percentage or dollar limit on how much of an option may be used in any period. The Company Stock Plan expires on April 15, 1997.

In November 1990, the Board of Directors approved a program to cancel all outstanding options (the "Original Options") and to issue in exchange, on a one-for-one ratio, new options (the "New Options") at an exercise price of $2.50 per share, which was the fair market value of the Company's Common Stock on the date of issuance. The New Options expire in November of 2000. The Original Options were exercisable at various prices, all exceeding $2.50 per share. As a consequence of the one-for-five reverse stock split of the Company in 1994, the exercise price of the New Options is now $12.50 per share. No stock options were been granted under the Company's Old Stock Plan during 1995. The Company does not intend to issue any further stock options under the Old Stock Plan. All future stock options will be granted pursuant to the Company's Incentive Plan.

Incentive Plan. In December 1994, the Directors of the Company adopted the Company's Incentive Plan subject to shareholder approval. The Company's shareholders approved the Company's Incentive Plan on June 29, 1995 at the 1995 Annual Meeting of Shareholders. The Incentive Plan provides that the total number of shares with respect to which options may be granted thereunder is 250,000 shares of Company Common Stock. The total number of shares which may be optioned is subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change (including the exercise of warrants and the conversion of any equity or debt security of the Company convertible into shares of Company
Common Stock). The number of shares and the prices per share applicable to the options then outstanding and in the number of shares which are issuable under the Incentive Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock. The Incentive plan provides for the granting of options to purchase the Company's Common Stock at not less than the market price of a share of Common Stock on the trading day immediately preceding the date of grant.
If the participant in the Incentive Plan to whom an Incentive Stock Option ("ISO") is granted owns at the time of the grant more than 10% of the issued and outstanding shares of Common Stock, the option price shall not be less than 110% of the market price on the trading date immediately preceding the date of grant and the term of the ISO shall not exceed five years from the date of grant. No option granted under the Incentive Plan may be outstanding for more than ten years after its grant. Upon exercise of an option, the holder must make payment in full of the exercise price on or within ten business days after the date of exercise. Such payment may be made in cash, by certified check or money order, in whole shares of Common Stock owned by the participant prior to exercising the option, or in a combination of cash and such shares of Common Stock or on such terms and conditions as the Committee determines. The value of the Common Stock is the market price of the Common Stock on the date the option is exercised. An option is only exercisable by a participant while the participant is in active employment with the Company or the Bank, except (i) in the case of the participant's death or disability, at any time during the 36 month period following the participant's death or disability; (ii) during a six month period commencing on the date of a participant's termination of employment for other than cause; (iii) during the three year period commencing on the date of the participant's termination of employment by the participant or the Company or Bank, as the case may be, after a change in control of the Company unless such termination is for cause; or (iv) if the Committee decides that it is in the best interest of the Company or the Bank to permit individual exceptions. An option may not be exercised after it has expired. In the event a participant is terminated for cause, the option will terminate on the date the holder ceases to be employed by the Company or the Bank. The Board of Directors of the Company may suspend, terminate or amend the Incentive Plan at any time, except that without shareholder approval it may not increase the number of shares of Common Stock that may be optioned under the Incentive Plan or amend any provision, with respect to officers of the Company or the Bank, which materially modifies the eligibility requirements, materially increases the benefits or materially increases the number of shares issuable. No suspension, termination or amendment of the Plan shall affect the rights of participants under options granted prior to any such event. As of March 15, 1996, no stock options have been granted under the Company's Incentive Plan.

Under current law, there will be no federal income tax consequences to either the grantee or the Company on the grant of non-incentive options or stock appreciation rights ("SARs"). Upon exercise of non-incentive options or SARs, the difference between the fair market value of the Company's Common Stock at the date of exercise and the exercise price is taxed at ordinary income rates. The exercise of non-incentive options or SARs will result in a tax deduction to the Company, measured by such difference. However, grantees who are subject to certain federal securities laws restrictions will, unless they elect otherwise, generally not recognize ordinary income until such restrictions lapse. The fair market value of the Company's Common Stock on the date of exercise becomes the tax basis in the hands of the grantee of shares acquired upon such exercise.

Under the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), there are no federal income tax consequences to the employee or the Company upon a grant or exercise of an incentive stock option, except that the difference between the option price and the fair market value of the common stock at the exercise of the option will be included in the employee's alternative minimum taxable income. If the employee does not dispose of the stock within two years from the grant date of the incentive stock option and holds the stock after exercise for at least one year, the employee will be taxed at long-term capital gain rates upon the sale of the stock and the Company will be entitled to a tax deduction in connection with the sale. If the employee does not meet these holding period requirements, the employee's gain upon disposing of the stock will be taxed as ordinary income to the extent of the excess of the fair market value of the shares on the date of exercise over the option price. The balance of the amount received, if any, will be short-term or long-term capital gain depending on how long the shares were held by the employee. The Company will be allowed a tax deduction in the amount of the grantee's ordinary income as a result of the disposition. No further stock options will be granted under the Company or Bank Stock Plan. Any future stock options will be granted to the Company's and the Bank's executive officers under the Incentive Plan.

As of December 31, 1995, there were 1,338 options outstanding under the Bank Option Plan and the Company's Old Stock Plan (adjusted to reflect the one-for-five reverse stock split). No options were granted under either the Bank Stock Plan or the Company's Old Stock Plan during 1995. All future options will be granted pursuant to the Company's Incentive Plan. Except for the compensatory stock options granted to the Company's and the Bank's President and Chief Executive Officer, no stock options were granted to Named Officers or to any other executive officer of the Company or the Bank during the year ended December 31, 1995. In addition, none of the Named Officers exercised any stock options during 1995. Other than the shares exercisable by Mr. Pignatelli under the terms of the Stock Option Agreement, no stock options held by Named Officers of the Company or the Bank at December 31, 1995 are exercisable.

The Stock Option Agreement. On December 13, 1994, the Company entered into a stock option agreement with Mr. Charles Pignatelli, President and Chief Executive Officer of the Company and the Bank. Under the agreement, the Company granted to Mr. Pignatelli an option to purchase in the aggregate such number of shares of Company Common Stock as shall represent 5 percent of the issued and outstanding shares of Common Stock at the time of exercise at a price of $1.25 per share and amended to $0.10 per share as of January 1996 (the market price of the company Common Stock on the date of grant). The number of shares of Common Stock that may be received upon exercise of the option is subject to further adjustment in the event of a recapitalization, stock dividend or split, or any similar transaction effecting the number of issued and outstanding shares of Company Common Stock. The option vests and is exercisable by Mr. Pignatelli at the rate of one percent of the issued and outstanding shares of Common stock for each full year of employment. As the result of Mr. Pignatelli's cessation of employment, the remaining 3% of Common Stock outstanding issuable under the option granted to Mr. Pignatelli has been revoked under the terms of the option agreement. As of March 15, 1996, the 40,250 shares of Common Stock options are fully vested and expire as follows: 20,125 expire November 22, 2004 and 20,125 expire November 22, 2005. None of these option shares were in the money as of March 15, 1996; as of that date, the Company's Common Stock was not trading on an exchange.


DESCRIPTION OF OTHER EMPLOYEE BENEFIT PLANS

401(k) Savings Plan. The Bank has a savings plan ("Savings Plan") for eligible employees that is intended to meet the applicable qualification requirements for a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. The Savings Plan became effective June 9,
1988 for the officers and employees of the Company and the Bank. Due to the absence of paid employees at the Company, the Savings Plan does not currently include the Company or its officers and employees.
Employees and officers of the Bank who attain the age of 21 and complete a specified period of employment with the Bank are eligible to participate in the Savings Plan. During 1992, the Savings Plan was amended to allow Bank officers and employees to participate commencing 30 days after the date of employment. In February 1993, the Savings Plan was amended whereby new participants vest over a two year period. In November 1994, the Savings Plan was gain amended this time to provide for vesting over a six year period. Prior to one year's employment contributions are not matched by the Bank but employees may contribute to the Savings Plan after 90 days of employment. During 1994 and 1993, the Bank contributed approximately $22,500 and $58,100, respectively, to the Savings Plan.

Participants in the Savings Plan prior to March 1, 1993 are fully vested in all contributions and earnings thereon. Commencing March 1, 1993, matching contributions of new participants became fully vested after six years of employment with the Bank. Upon termination of employment, a participant in the Savings Plan will be entitled to all the pre-tax contributions and any rollover contributions made by the participant and matching contributions made by the Bank on the behalf of the participant (to the extent that the matching contributions have vested), all as adjusted for earnings and losses. If a participant dies before receiving benefits from the Savings Plan, the benefits will be distributed to the participant's beneficiary. Participants may also elect to withdraw amounts from the Savings Plan attributable to pre-tax or rollover contributions upon attainment of age 59 1/2 or due to certain hardship events.

Eligible employees may elect to contribute to the Savings Plan on a pre-tax basis up to 6% of their compensation (as defined in the Savings Plan) subject to certain dollar limitations set by the Internal Revenue Service each calendar year. The Bank had made matching contributions equal to 50% of the amount an employee elected to contribute on an annual basis to the Savings Plan, subject to various limits set forth in the Savings Plan during 1994 and 1993. In 1995, the Plan was amended to leave employer matching to the discretion of the Board of Directors. During 1995 contributions were not matched by the Company.

Bonus Plan. The Company and the Bank each has a Bonus Plan for their respective full and part-time employees which may provide them with additional compensation based upon performance. Pursuant thereto, each year the Compensation Committee of the Company and the Bank each decides whether to authorize bonuses. As indicated in the Summary Compensation Table, no bonuses were paid to Named Officers or to any other executive officer of the Company or the Bank for 1994. The Bank did not pay any performance awards to the Bank's executive officers during 1994. In the first quarter of 1995, the Bank did pay discretionary performance awards to selected executive officers.

EMPLOYMENT AGREEMENTS

Commencing January 1, 1989, Joseph V. Ciaburri entered into an employment agreement with the Bank. On October 30, 1992, Mr. Ciaburri entered into a new employment agreement with the Bank (the "1992 Agreement"). Pursuant to the 1992 Agreement, Mr. Ciaburri was employed as President Emeritus of the Bank until May 1993. Between May 1993 and May 1994, the 1992 Agreement provided for Mr. Ciaburri's employment by the Bank as a consultant. Under the terms of the 1992 Agreement, Mr. Ciaburri agreed to the cancellation of his outstanding stock options in exchange for title to the automobile furnished him under his earlier employment agreement with the Bank.
Under the 1992 Agreement, Mr. Ciaburri was also provided with group life and medical coverage comparable to such coverage provided to officers of the Bank generally. In addition, he was eligible to participate in the Bank's 401(k) Plan until May 1993.

Under the terms of a February 1990 deferred compensation agreement between the Bank and Mr. Ciaburri, the Company agreed to pay Mr. Ciaburri deferred compensation of $520,000 payable over a ten-year period to him or his estate commencing on the earlier of his retirement or death. The Company has purchased a life insurance policy to fund the deferred compensation obligation. At December 31, 1995, the cash surrender value of the life insurance policy was $346,000 with an accrued deferred compensation liability of $275,000. For the years ended December 31, 1995, 1994 and 1993, deferred compensation expense, including interest, was approximately $28,000, $24,000 and $86,000, respectively.

In July 1994, the Bank entered into an employment agreement with Charles Pignatelli, the President and Chief Executive Officer of the Company and the Bank. The agreement provides for periodic increases in salary. The agreement also provides for the payment to Mr. Pignatelli, on an annual basis, additional compensation based on the Bank's achievement of certain operational benchmarks set forth in the agreement. Mr. Pignatelli resigned effective February 29, 1995 and as such the agreement is no longer in force.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors during fiscal year 1995 consisted of Randolph W. Lenz, Marcial Cuevas, Jack Dunlap and Charles Pignatelli. Except for Mr. Pignatelli, who was the President and Chief Executive Officer of the Company and the Bank, there are no compensation interlocks or insider participation with respect to such individuals. Mr. Pignatelli did not participate in any Compensation Committee discussions concerning his compensation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To the Board of Directors of the Company:

Decisions on compensation of the Company's executive officers generally are made by the Company's Compensation Committee (the "Committee").
Each member of the Committee (other than Mr. Pignatelli) is a non-employee director. All substantive decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors, except for certain stock option decisions which must be made solely by the Committee in order to satisfy certain regulations of the Securities and Exchange Commission. Pursuant to recently adopted rules designed to enhance disclosure of corporate policies regarding executive compensation, the Company has set forth below a report submitted by the Committee addressing the Company's compensation policies for 1995 as they affected senior executive officers of the Company and the Bank. The compensation policies set forth herein have been followed by the Compensation Committee and the Board of Directors of the Bank during 1995.

The goals of the Company's compensation policies for senior executive officers are threefold:

	(i) to provide a competitive compensation structure vis-a-vis other Connecticut based community banks so as to assure that the Company attracts and retains qualified personnel while at the same time contributing to shareholder value;

	(ii) to provide an equitable compensation structure among the Company's senior executive officers so as to assure that personnel are treated fairly and that morale is maintained at a high level; and


	(iii) to provide appropriate incentives to encourage senior management to exceed established business objectives.

In establishing compensation policies for the Company against a backdrop of significant losses, staff reductions and efforts to limit costs, the Committee is required to balance competing concerns. On the one hand, it is essential that executive compensation not become a source of friction or resentment among the employees of the Company and the Bank. On the other hand, the Company must provide economic incentives necessary to attract experienced senior executives who have the proven ability to meet the Company's business objectives of renewed financial vigor and consistent profitability. The need to balance these competing factors was the principal factor in establishing the compensation package for the Company's senior executives during 1995.

There are three principal elements of the Company's executive compensation, each of which is related to employee and corporate performance. These elements are the executive's base salary, the bonus or additional performance based compensation achievable pursuant to the Bank's performance award program or the Company's Bonus Plan, and stock options under 1994 CBC Bancorp, Inc. Long-Term Incentive Plan (the "Incentive Plan").

The base salary and other compensation for Mr. Pignatelli was determined in light of his existing salary and the amount deemed necessary to retain this individual.

Under the terms of the annual employment agreement with Mr. Pignatelli, he received an increase in base salary during 1995. His salary and other compensation were determined based on the Compensation Committee's desire to remain competitive with the compensation packages of other financial institutions and to provide financial incentives based on achievement of specific financial and operational benchmarks. Under the terms of the employment agreement, Mr. Pignatelli received $80,000 and $65,000 in incentive compensation based on the Bank's achievement of certain defined operational results in 1995 and 1994, respectively. These amounts were paid in 1996 and 1995. The Compensation Committee believes that the operational benchmarks set forth in the employment agreement provide Mr. Pignatelli and the Committee with objective criteria against which to measure future performance.

In light of the improved financial results, the Company and the Bank awarded in the first quarter of 1995 individual achievement awards to selected executive officers. No stock options were awarded to any executive officer of the Company or the Bank during 1995. It is expected that stock options will be awarded to executive officers in the future under the Incentive Plan.


In summary, given the performance of the Company and the Bank during 1995, the Committee believes that the compensation paid to the senior executive officers of the Company and the Bank under the Company's various plans reached the appropriate balance between preservation of shareholders' equity and the establishment of proper performance incentives.

	March 28, 1996

	Respectfully submitted,


	Randolph W. Lenz (Chairman)
	Marcial Cuevas
	Jack Wm. Dunlap

CERTAIN TRANSACTIONS

Directors and officers of the Company and their associates (including related business entities) were customers of and had transactions with the Bank in the ordinary course of business during the three years ended December 31, 1995. These transactions were made on substantially the same terms as those prevailing for comparable transactions with other
Bank customers. Similar transactions may be expected to take place with the Bank in the future, except with respect to Bank loans. In
October 1992, the Bank's Board of Directors instituted a formal policy prohibiting Bank loans to the Bank's directors, officers and their associates, unless, in the case of a mortgage loan, the Bank has a binding takeout commitment by a third party lender prior to funding, or the loan or extension of credit is fully secured by cash on deposit at the Bank or other acceptable marketable collateral. This policy was formally extended to include the Company's directors, officers and their associates in March of 1993. Outstanding loans and commitments made by the Bank in transactions with the Company's and the Bank's directors, officers and their associates were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

A MAJORITY OF THE VOTES CAST BY SHAREHOLDERS OF THE COMPANY AT THE ANNUAL MEETING IS REQUIRED TO ELECT THE NOMINEES FOR DIRECTOR. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.


PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN
AS INDEPENDENT AUDITORS
FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996

The Board of Directors of the Company has selected BDO Seidman, independent certified public accountants, to be the Company's auditors for the fiscal year ending December 31, 1996, subject to ratification by the Company's shareholders. BDO Seidman performed the audit of the books and records of the Company and the Bank for the fiscal years ending December 31, 1993, 1994 and 1995. A representative of BDO Seidman is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

A MAJORITY OF THE VOTES CAST BY SHAREHOLDERS OF THE COMPANY AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE APPOINTMENT OF THE ACCOUNTANTS. THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE
SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN AS INDEPENDENT ACCOUNTANTS.


SHAREHOLDER PROPOSALS

Any proposal intended to be presented by any shareholder of the Company for action at the 1997 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company at 128 Amity Road, Woodbridge, Connecticut 06525, not later than December 15, 1996, in order for the proposal to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1997 Annual Meeting. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 1997 Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

At the time of preparation of this Proxy Statement, the Board of Directors of the Company knew of no matter to be presented for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting of Shareholders and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the proxies have discretionary authority to vote their shares according to their best judgment.

ANNUAL REPORT TO SHAREHOLDERS

The Company is required to file an Annual Report for its fiscal year ended December 31, 1995 on Form 10-K with the Securities and Exchange Commission, and information required by Form 10-K (excluding exhibits) is included as part of the Company's Annual Report to Shareholders for the year ended December 31, 1995. A copy of the Annual Report to Shareholders accompanies this Proxy Statement. Any beneficial owner of the Company's securities who does not receive a copy of the Annual Report to Shareholders will be furnished one upon written request directed to the Company at its main office.


	By order of the Board of Directors



	Randolph W. Lenz
	Chairman of the Board

	Woodbridge, Connecticut
	March 28, 1996



PROXY   CBC BANCORP, INC.       PROXY
1996 ANNUAL MEETING OF SHAREHOLDERS - JUNE 29, 1995
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS


The undersigned shareholder of CBC BANCORP, INC. (the "Company") hereby appoint Kellie Vazzano and Barbara Van Bergen and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting (the "Annual Meeting") of Shareholders of the Company to be held at the office of the Company's subsidiary, Connecticut Bank of Commerce, 128 Amity Road, Woodbridge, Connecticut, at 3:30 p.m. on Tuesday, April 23, 1996, and at any adjournment or adjournments thereof, with all the power that the undersigned would have if personally present, hereby revoking any proxy heretofore given. A majority of said proxies or their substitutes who attend the Annual Meeting (or if only one shall be present, then that one) may exercise all of the powers hereby granted. The undersigned hereby acknowledges receipt of the proxy statement for the Annual Meeting and instructs the proxies to vote.

The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

1. Election of the nominees for directors: Randolph W. Lenz, Marcial Cuevas, Jack Wm. Dunlap, Dennis Pollack and Steven Levine.

/  /  FOR All Nominees

/  /  WITHHOLD AUTHORITY to vote for all nominees listed above

/  /  WITHHOLD AUTHORITY to vote for the following only:

(INSTRUCTION: To withhold authority for any individual, write the individual's name on the space provided below.)


- -- Turn Over --
(Please date and sign on reverse side)

2. Ratification of the appointment of BDO Seidman a independent auditors for the fiscal year ending December 31, 1996.

FOR  /  /       AGAINST  /  /   ABSTAIN  /  /

3. With discretionary authority upon such other matters as may properly come before the Annual Meeting.


THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE AND FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE.

The undersigned plans to attend the Annual Meeting of the Company:

/  /   YES      /  /   NO

Dated: _______________, 1996


Signature


Signature, if held jointly

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian, please give your full title.

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